Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-255557 on Form S-11 of our report dated March 15, 2024, relating to the consolidated financial statements of Brookfield Real Estate Income Trust Inc., appearing in the Annual Report on Form 10-K of Brookfield Real Estate Income Trust Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 10, 2024